                                                                    EXHIBIT 4(z)

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                           ORGANIZATION CERTIFICATE
                                      OF
                     GENERAL ELECTRIC CAPITAL CORPORATION
                     UNDER SECTION 8005 OF THE BANKING LAW

        We, the undersigned, ______________ and Nancy E. Barton, being respectively the ______________ and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

        1. The name of this corporation is General Electric Capital Corporation. The name under which the corporation was formed was General Electric Credit Corporation.

        2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995, the 28th day of June, 1995, the 17th day of July, 1995, the 1st day of November, 1995, the 27th day of September, 1996, the 9th day of December, 1997, the 17th day of February, 1998, the 24th day of June, 1998, and the -- day of July, 1998 (hereinafter the "Certificates of Amendment"). The Restated Organization Certificate as amended by such Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

        3. Paragraph Third of the Organization Certificate, which Paragraph relates to the amount of capital stock of this corporation, is amended so as to add the following provisions authorizing one series and stating the numbers, designations and certain relative rights, preferences and limitations of such series, as fixed by a resolution of the Board of Directors of the corporation, at the end of subparagraph (b) thereof, following section ____________, as follows:

     "SECTION __________:  Preferred Stock, par value $.01 per share, Series __.
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                                                                               2



          A.   DESIGNATION.
               -----------

               There is hereby created one series of the Preferred Stock, consisting of ____ shares to be designated the "Preferred Stock, Series __" (the "Series __ Shares").

          B.   DIVIDENDS.
               ---------

               The initial Dividend Rate for the Series __ Shares shall be ___% per annum. The Initial Dividend Period shall end for the Series
               __ Shares on ____________.

          C.   CERTAIN REDEMPTION DATES AND PRICES.
               -----------------------------------

               [insert applicable redemption provisions, if any]

          D.   DIVIDEND RATE.
               --------------

               [insert applicable dividend rate]

          E.   VOTING RIGHTS.
               --------------

               [insert applicable voting rights, if any]

               4. The foregoing amendment of Paragraph Third of the Organization Certificate was authorized by a resolution of the Securities and Borrowing Committee of the Board of Directors adopted at a meeting duly called and held on _______________, such resolution having been adopted pursuant to authority granted to such Committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

          IN WITNESS WHEREOF, this Certificate has been signed this ___ day of ____, 199_.


                                        ___________________________________
                                        [Name]
                                        [Title]



                                        ___________________________________
                                        Nancy E. Barton
                                        Secretary
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                                                                               3

STATE OF CONNECTICUT     )
                         :    ss.:
COUNTY OF FAIRFIELD )



______________ and Nancy E. Barton, each being duly sworn, respectively deposes and says: that the said ______________ is the ______________ and that the said Nancy E. Barton is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Securities and Borrowing Committee of the Board of Directors adopted at a meeting duly called and held on the ____ day of ____, 199_.



                                        ___________________________________
                                        [Name]
                                        [Title]



                                        ___________________________________
                                        Nancy E. Barton
                                        Secretary


Subscribed and sworn to
before me this ____ day of
____, 199_


_______________________________
Notary Public